Exhibit 5

    Haynsworth
Sinkler Boyd, P.A.
                                                    1201 MAIN STREET, 22ND FLOOR
                                                                    (29201-3226)
                                              POST OFFICE BOX 11889 (29211-1889)
                                                        COLUMBIA, SOUTH CAROLINA
                                                          TELEPHONE 803.779.3080
                                                          FACSIMILE 803.765.1243
                                                      WEBSITE www.hsblawfirm.com


                                October 19, 2006

Carolina National Corporation
1350 Main Street
Columbia, South Carolina  29201

Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") of the issuance of 129,402 shares of the common stock (the "Common Stock") of Carolina National Corporation, a South Carolina corporation (the "Company"), pursuant to the Carolina National Corporation 2003 Stock Option Plan, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination it is our opinion that the Common Stock, when issued upon the terms and conditions set forth in the Registration Statement filed by the Company in connection with the registration of the Common Stock and in the documents to be delivered to participants pursuant to 17 C.F.R. 428(b)(1), and upon receipt of the consideration therefor, will be legally issued, fully paid and nonassessable.

          We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                        Very truly yours,


                                        s/Haynsworth Sinkler Boyd, P.A.
                                        ----------------------------------------
                                          Haynsworth Sinkler Boyd, P.A.